Exhibit 99.1

FOR IMMEDIATE RELEASE
For More Information, please contact:

First National Bank:
Jerry Calvert
President  & CEO
864.594.5691

Media Contact:
Reed Byrum, APR
Byrum Innovation Group, Inc.
864.567.7468
reedbyrum@byruminnovation.com

FIRST NATIONAL BANCSHARES FILES 2008 10-K

SPARTANBURG, SC, May 1, 2009 -- First National Bancshares, Inc. (NASDAQ: FNSC) announced today it filed on May 1 its Annual Report on Form 10-K, for the year ending December 31, 2008.

“First National Bancshares has faced many of the same difficulties the banking industry has confronted during this global recession – from capital constraints and devaluation of real estate assets, to tightened margins and credit losses,” Jerry L. Calvert, President and CEO, of First National Bancshares said.  “In 2009, with more than $800 million in assets, we remain open for business as a community bank and have adequate capital to serve consumer and business customer needs. First National is reformulating its portfolio, particularly in regards to real estate and construction development loans and is positioning itself for increased liquidity by investment in high-growth South Carolina areas through its 12 branches.”

Since it reported material events in the April 1, 2009, filing of its Form NT 10-K, First National Bancshares has entered into an agreement with its correspondent bank that pursuant to which the correspondent bank has agreed to forbear from exercising certain remedies available to it until June 30. With the filing of its 10-K, the Company’s correspondent bank will review First National Bancshares’ 2008 financials to consider issuing a waiver on a quarterly basis. Its correspondent bank generally issues waivers only on a quarterly basis, as is its policy in dealing with the 27 banks with which it has financial relationships.

“First National Bancshares also has implemented new procedures for the purpose of strengthening the Company’s capital position and making its operations and capital acquisition more efficient. First National Bancshares’ goals are to grow deposits, enact productivity measures, add capital, and remove non-performing assets,” Calvert said. Every First National Bancshares depositor is insured by FDIC by up to $250,000.

“Like many banks across the nation, First National Bancshares has faced a challenging time with its real estate and construction loans. We have disposed of some and written down the value of others as part of our new processes in dealing with non-performing assets,” Calvert said. “Though our outside auditor raises doubts in its audit report and letter over loan covenants and even the company’s ability as a going concern this year, management remains optimistic and believes these circumstances represent temporary conditions that will be alleviated with time, economic recovery, additional capital, and the bank’s resilience in handling non-performing assets.”

First National Bancshares’ 10-K filing, with full financial tables, can be reviewed at the U.S. Securities and Exchange site, www.sec.gov.

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About First National Bancshares
First National Bancshares, Inc. (NASDAQ: FNSC), is an $812-million asset bank holding company based in Spartanburg, South Carolina.  It provides a wide range of financial services to consumer and commercial customers through its wholly owned banking subsidiary, First National Bank of the South, which has twelve full-service branches in five South Carolina counties.  A thirteenth office is expected to open its doors in the Fort Mill/Tega Cay community of York County in the second quarter of 2009.  Additional information is available online at www.fnbwecandothat.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements concerning our future deposit growth, plans, objectives, expectations, performance, credit quality, loan losses, events and the like. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements, including, but not limited to: changes in worldwide and U.S. economic conditions, the effects of changes in interest rates, volatile credit and financial markets, a further downturn in the economy or real estate markets, branch construction delays, greater than expected non-interest expenses or excessive loan losses, deterioration in real estate values, greater than anticipated losses on nonperforming assets, including but not limited to impairment of other real estate owned, and uncertainties associated with the merger. These risks are exacerbated by the recent developments in national and international financial markets, and we are unable to predict what effect these uncertain market conditions will have on our company. During 2008, the capital and credit markets have experienced extended volatility and disruption. In the last 150 days, the volatility and disruption have reached unprecedented levels. There can be no assurance that these unprecedented recent developments will not materially and adversely affect our business, financial condition and results of operations. For a more detailed description of certain factors, many of which are beyond First National's control, that could cause or contribute to our actual results differing materially from future results expressed or implied by our forward-looking statements, please see First National's Annual Report on Form 10-K for the year ended December 31, 2008, and its other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Forward-looking statements are based on management's estimates and assumptions with respect to future events and financial performance and are inherently uncertain and difficult to predict. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of forward-looking information should not be construed as a representation that the future events, plans, or expectations contemplated by our company will be achieved. First National does not intend to and assumes no responsibility for updating or revising any forward-looking statement contained in this press release, whether as a result of new information, future events or otherwise.